EXHIBIT 10(e)(26)

AMENDMENT NO. 1
TO THE
XEROX CORPORATION
2004 PERFORMANCE INCENTIVE PLAN

MAY 2010 AMENDMENT AND RESTATEMENT

WITNESSETH:

WHEREAS, Xerox Corporation (the “Company”) has established the Xerox Corporation 2004 Performance Incentive Plan, May 2010 Amendment and Restatement (the “Plan”), and

WHEREAS the Company desires to amend the Plan,

NOW, THEREFORE, the Plan is amended as follows:

(1)	Section 4 shall be amended to add to the end thereof the following language:

“If an accounting restatement is required to correct any material non-compliance with financial reporting requirements under relevant securities laws, the Company may recover any excess incentive-based compensation (in excess of what would have been paid under the accounting restatement), as provided in Section 7(f) hereof.”

(2)	Effective January 1, 2010, Section 6(a)(ii) shall be amended to read in its entirety as follows:

“(ii)    the number of shares subject to awards of a specified type or to any individual under the Plan; and/or”

(3)	Section 7(f) shall be amended to add to the end thereof the following new paragraph:

“If an accounting restatement is required to correct any material non-compliance with financial reporting requirements under relevant securities laws, the Company may recover any excess incentive-based compensation (in excess of what would have been paid under the accounting restatement), including entitlement to shares, that was based on such erroneous data and paid during the three-year period preceding the date on which the Company is required to prepare the accounting restatement, from executive officers or former executive officers. The Company may implement any policy or take any action with respect to the recovery of excess incentive-based compensation, including entitlement to shares, that the Company determines to be necessary or advisable in order to comply with the requirements of the Dodd-Frank Wall Street Financial Reform and Consumer Protection Act.”

(4)	Section 22 (a)(ii) shall be amended to read in its entirety as follows:

“(ii)    “CIC Price” shall mean either (1) the highest price paid for a share of the Company's Common Stock in the transaction or series of transactions pursuant to which a Change in Control of the Company shall have occurred, or (2) if the Change in Control occurs without such a transaction or series of transactions, the closing price for a share of the Company's Common Stock on the date immediately preceding the date upon which the event constituting a Change in Control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports.”

(5)	Section 22(a)(vi)(aa) shall be amended to read in its entirety as follows:

“(aa)     The material diminution of the participant's authority, duties, or responsibilities from those in effect immediately prior to a Change in Control of the Company;”

(6)	Section 22(b) shall be amended to read in its entirety as follows:

“(b)    Acceleration of Nonforfeitability of SARs, Stock Awards, Cash Awards, and Dividends and Dividend Equivalents. All SARs, stock awards, stock options (to the extent the CIC Price exceeds the exercise price), cash awards, dividends and dividend equivalents outstanding shall become 100% Nonforfeitable with respect to a participant upon a Termination for Good Reason or an involuntary termination of employment (other than a termination For Cause, as defined in the award agreement, according to a determination made before the Change in Control) that occurs after a Change in Control.”

(7)	A new Section 25 shall be added to read in its entirety as follows:

“25.    Limitation of Actions.

Any action brought in state or federal court (other than an alleged breach of fiduciary duty action under the Employee Retirement Income Security Act of 1974 (“ERISA”) which shall be governed by the terms of ERISA Section 413, if applicable) must be commenced within one year after the cause of action accrues. This one-year limitation period includes, but is not limited to, any action for alleged: wrongful denial of Plan benefits, and any wrongful interference, modification, or termination of Plan benefits, rights, or features.”

This Amendment is effective as of the date hereof. In all other respects, the Plan shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of this 22nd day of February, 2012.

XEROX CORPORATION

By    /s/ Thomas J. Maddison
Vice President, Human Resources